UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026
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LEAR CORPORATION
(Exact name of Registrant as specified in its charter)
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Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI 48033
(Address of principal executive offices)

(248) 447-1500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01	LEA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 14, 2026, Lear Corporation (“Lear”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”). Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders at the Annual Meeting:

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Election of directors
Julian G. Blissett	46,475,904	558,398	15,435	1,188,601
Jonathan F. Foster	45,478,264	1,555,950	15,523	1,188,601
Bradley M. Halverson	46,734,080	305,025	10,632	1,188,601
Mary Lou Jepsen	46,374,326	651,777	23,634	1,188,601
Roger A. Krone	46,913,042	125,759	10,936	1,188,601
Rod A. Lache	46,933,523	105,553	10,661	1,188,601
Patricia L. Lewis	46,305,527	720,928	23,282	1,188,601
Kathleen A. Ligocki	46,394,913	638,824	16,000	1,188,601
Conrad L. Mallett, Jr.	42,738,962	4,294,877	15,898	1,188,601
Raymond E. Scott	46,620,103	414,271	15,363	1,188,601
Greg C. Smith	45,808,135	1,220,760	20,842	1,188,601

Ratification of retention of independent registered public accounting firm
	47,123,548	1,101,195	13,595	N/A

Advisory approval of Lear’s executive compensation
	46,152,143	872,805	24,789	1,188,601

Approval of amendment and restatement of Lear’s 2019 Long-Term Stock Incentive Plan
	46,031,010	998,339	20,388	1,188,601

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lear Corporation

May 14, 2026	By:	/s/ Jason M. Cardew
	Name:	Jason M. Cardew
	Title:	Senior Vice President and Chief Financial Officer